UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2004

BELLACASA PRODUCTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49707	58-2412118

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

914E Lake Destiny Road, Altamonte Springs, Florida	32714

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 230-0616

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
 Item 2.01 Completion of Acquisition or Disposition of Assets

            On November 15, 2004, Bellacasa Productions, Inc. (the "Company" or "Bellacasa") entered into an agreement to acquire all of the authorized issued and outstanding stock of Aquamer, Inc. ("Aquamer"), a development stage medical technology corporation organized under the laws of Delaware, in exchange for 28,185,648 shares of the Company's common stock which upon issuance will constitute approximately 77.4% of the Company's issued and outstanding common stock.

            The transaction is being structured as a reverse takeover, which means that the former shareholders of Aquamer shall obtain voting control over Bellacasa upon issuance of the 28,185,648 shares of Bellacasa common stock. Bellacasa has 8,212,167 shares of common stock issued and outstanding at the present time.

            As of December 30, 2004, the parties have agreed to all terms and the transaction has been completed other than for the delivery by Bellacasa of its stock certificates to the Aquamer shareholders and for the filing with the SEC of all Bellacasa  reports needed to bring the Company in full compliance. The Company expects to file its reports and issue the stock certificates in early January 2005.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 30, 2004

Bellacasa Productions, Inc.

Registrant

By:	/s/ Richard Gagne

President